                                  EXHIBIT 21.0

                              LIST OF SUBSIDIARIES

EXHIBIT 21.0      LIST OF SUBSIDIARIES



      Registrant           Clifton Savings Bancorp, Inc.
      ----------


                                                       Percentage                       Jurisdiction or
               Subsidiaries                            Ownership                     State of Incorporation
-------------------------------------------   -----------------------------   -------------------------------------

Clifton Savings Bank, S.L.A                               100%                             New Jersey


Botany Inc. (1)                                           100%                             New Jersey

____________________________________________________________
(1) Wholly owned subsidiary of Clifton Savings Bank, S.L.A.